Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

REPORTED BASIS

	2008	2008		2008		2007	2007
(in millions, except per share data and as noted)	Q3	Q2		Q1		Q4	Q3
Earnings (Reported Basis)
Net Interest Income	$1,806.6	$1,727.8		$1,811.9		$1,762.3	$1,624.5
Non-Interest Income	1,696.9 (2)	1,622.3	(2),(10)	2,056.5	(2),(7),(8)	2,158.3 (6)	2,149.7

Total Revenue (1)	3,503.5	3,350.1		3,868.4		3,920.6	3,774.2
Provision for Loan Losses	1,093.9	829.1		1,079.1		1,294.2	595.5
Marketing Expenses	267.4	288.1		297.8		358.2	332.7
Restructuring Expenses	15.3	13.6		52.8		27.8	19.4
Operating Expenses (3)	1,527.5	1,517.9		1,471.7	(4)	1,749.2 (4)	1,582.2

Income Before Taxes	599.4	701.4		967.0		491.2	1,244.4
Tax Rate	35.6%	34.1%		34.6%		34.5%	34.4%
Income From Continuing Operations, Net of Tax	$385.8	$462.5		$632.6		$321.6	$816.4
Loss From Discontinued Operations, Net of Tax (5)	(11.7)	(9.6)		(84.1	) (9)	(95.0)	(898.0)

Net Income (Loss)	$374.1	$452.9		$548.5		$226.6	$(81.6)

Common Share Statistics
Basic EPS:
Income From Continuing Operations	$1.03	$1.24		$1.71		$0.85	$2.11
Loss From Discontinued Operations	$(0.03)	$(0.03)		$(0.23)		$(0.25)	$(2.32)

Net Income (Loss)	$1.00	$1.21		$1.48		$0.60	$(0.21)
Diluted EPS:
Income From Continuing Operations	$1.03	$1.24		$1.70		$0.85	$2.09
Loss From Discontinued Operations	$(0.03)	$(0.03)		$(0.23)		$(0.25)	$(2.30)

Net Income (Loss)	$1.00	$1.21		$1.47		$0.60	$(0.21)
Dividends Per Share	$0.375	$0.375		$0.375		$0.03	$0.03
Tangible Book Value Per Share (period end)	$31.63	$30.77		$29.94		$29.00	$28.88
Stock Price Per Share (period end)	$51.00	$38.01		$49.22		$47.26	$66.43
Total Market Capitalization (period end)	$19,833.9	$14,280.4		$18,442.7		$17,623.3	$25,602.1
Shares Outstanding (period end)	388.9	375.7		374.7		372.9	385.4
Shares Used to Compute Basic EPS	372.9	372.3		370.7		375.6	386.1
Shares Used to Compute Diluted EPS	374.3	373.7		372.3		378.4	390.8

Reported Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$98,778	$97,950		$99,819		$97,785	$91,745
Average Earning Assets	$133,277	$131,629		$127,820		$127,242	$118,354
Average Assets	$156,958	$154,288		$149,460		$150,926	$143,291
Average Interest Bearing Deposits	$84,655	$78,675		$74,167		$72,074	$73,338
Total Average Deposits	$95,328	$89,522		$84,779		$83,813	$84,667
Average Equity	$25,046	$24,839		$24,569		$24,733	$25,344
Return on Average Assets (ROA)	0.98%	1.20%		1.69%		0.85%	2.28%
Return on Average Equity (ROE)	6.16%	7.45%		10.30%		5.20%	12.89%

Reported Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$97,965	$97,065		$98,356		$101,805	$93,789
Total Assets	$154,783	$150,978		$150,428		$150,202	$143,884
Interest Bearing Deposits	$88,248	$81,655		$76,624		$71,715	$72,285
Total Deposits	$98,913	$92,407		$87,695		$82,761	$83,125

Performance Statistics (Reported) (A)
Net Interest Income Growth (annualized)	18%	(19)%		11%		34%	22%
Non Interest Income Growth (annualized)	18%	(84)%		(19)%		2%	36%
Revenue Growth (annualized)	18%	(54)%		(5)%		16%	30%
Net Interest Margin	5.42%	5.25%		5.67%		5.54%	5.49%
Revenue Margin	10.51%	10.18%		12.11%		12.32%	12.76%
Risk Adjusted Margin (B)	7.90%	7.77%		9.71%		10.28%	11.13%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	7.33%	7.43%		7.30%		8.73%	8.43%
Efficiency Ratio (C)	51.23%	53.91%		45.74%		53.75%	50.74%

Asset Quality Statistics (Reported) (A)
Allowance	$3,520	$3,311		$3,273		$2,963	$2,237
Allowance as a % of Reported Loans Held for Investment	3.59%	3.41%		3.33%		2.91%	2.39%
Net Charge-Offs	$872	$793		$767		$650	$480
Net Charge-Off Rate	3.53%	3.24%		3.07%		2.66%	2.09%

Full-time equivalent employees (in thousands)	23.5	24.0		25.4		27.0	27.5

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (*)

(in millions)	2008 Q3		2008 Q2		2008 Q1		2007 Q4	2007 Q3
Earnings (Managed Basis)
Net Interest Income	$2,889.3		$2,788.0		$2,976.8		$3,000.5	$2,803.4
Non-Interest Income	1,325.6	(2)	1,302.0	(2),(10)	1,606.7	(2),(7),(8)	1,566.2 (6)	1,518.0

Total Revenue (1)	4,214.9		4,090.0		4,583.5		4,566.7	4,321.4
Provision for Loan Losses	1,805.3		1,569.0		1,794.2		1,940.3	1,142.7
Marketing Expenses	267.4		288.1		297.8		358.2	332.7
Restructuring Expenses	15.3		13.6		52.8		27.8	19.4
Operating Expenses (3)	1,527.5		1,517.9		1,471.7	(4)	1,749.2 (4)	1,582.2

Income Before Taxes	599.4		701.4		967.0		491.2	1,244.4
Tax Rate	35.6%		34.1%		34.6%		34.5%	34.4%
Income From Continuing Operations, Net of Tax	$385.8		$462.5		$632.6		$321.6	$816.4
Loss From Discontinued Operations, Net of Tax (5)	(11.7)		(9.6)		(84.1	)(9)	(95.0)	(898.0)

Net Income (Loss)	$374.1		$452.9		$548.5		$226.6	$(81.6)

Managed Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$147,247		$147,716		$149,719		$148,362	$143,781
Average Earning Assets	$179,752		$179,421		$175,709		$175,652	$168,238
Average Assets	$204,694		$203,308		$198,516		$200,658	$194,528
Return on Average Assets (ROA)	0.75%		0.91%		1.27%		0.64%	1.68%

Managed Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$147,346		$147,247		$148,037		$151,362	$144,769
Total Assets	$203,452		$200,420		$199,362		$198,908	$194,019
Tangible Assets (D)	$190,141		$187,059		$185,962		$185,428	$180,363
Tangible Common Equity (E)	$12,301		$11,560		$11,220		$10,814	$11,131
Tangible Common Equity to Tangible Assets Ratio	6.47	%(11)	6.18%		6.03%		5.83%	6.17%
% Off-Balance Sheet Securitizations	34%		34%		34%		33%	35%

Performance Statistics (Managed) (A)
Net Interest Income Growth (annualized)	15%		(25)%		(3)%		28%	29%
Non Interest Income Growth (annualized)	7%		(76)%		10%		13%	38%
Revenue Growth (annualized)	12%		(43)%		1%		23%	32%
Net Interest Margin	6.43%		6.22%		6.78%		6.83%	6.67%
Revenue Margin	9.38%		9.12%		10.43%		10.40%	10.27%
Risk Adjusted Margin (B)	5.86%		5.70%		7.06%		7.45%	7.83%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	4.92%		4.93%		4.87%		5.76%	5.38%
Efficiency Ratio (C)	42.58%		44.16%		38.61%		46.15%	44.31%

Asset Quality Statistics (Managed) (A)
Net Charge-Offs	$1,583		$1,533		$1,482		$1,296	$1,027
Net Charge-Off Rate	4.30%		4.15%		3.96%		3.49%	2.86%

(*)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q3 2008—$445.7 million, Q2 2008—$476.0 million, Q1 2008—$407.6 million, Q4 2007—$379.4 million, and Q3 2007—$310.5 million.

(2)	The Company recorded a decrease to its interest-only strips of $66.7 million in Q3 2008 and $71.0 million in Q2 2008. In Q1 2008 the Company recorded an increase of $42.8 million to its interest-only strips.

(3)	Includes core deposit intangible amortization expense of $47.3 million in Q3 2008, $48.5 million in Q2 2008, $49.8 million in Q1 2008, $51.1 million in Q4 2007 and $52.4 million in Q3 2007 and integration costs of $10.3 million in Q3 2008, $27.4 million in Q2 2008, $28.9 million in Q1 2008, $28.6 million in Q4 2007 and $30.3 million in Q3 2007.

(4)	In Q4 2007, the Company recognized a pre-tax charge of approximately $140 million for liabilities in connection with the Visa antitrust lawsuit settlement with American Express and estimated possible damages in connection with other pending Visa litigation. In Q1 2008, the Company, in connection with the Visa initial public offering (IPO), reversed approximately $91 million of these legal liabilities.

(5)	In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage, realizing an after tax loss of $898.0 million. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented. The results of GreenPoint’s mortgage servicing business are reported in continuing operations for all periods presented. Effective Q4 2007, GreenPoint’s held for investment commercial and consumer loan portfolio results are included in continuing operations.

(6)	During the fourth quarter 2007, the Company completed the sale of its interest in a relationship agreement to develop and market consumer credit products in the Spanish Market and recorded a gain related to this sale of approximately $30 million in non-interest income.

(7)	In Q1 2008 the Company recorded a gain of $109.0 million in non-interest income from the redemption of 2.5 million shares related to the Visa IPO.

(8)	In Q1 2008 the Company repurchased approximately $1.0 billion of certain senior unsecured debt, recognizing a gain of $52.0 million in non-interest income. The Company initiated the repurchases to take advantage of the current rate environment and replaced the borrowings with lower-rate unsecured funding.

(9)	In Q1 2008 the Company recorded a pre-tax expense of $104.2 million in discontinued operations to cover expected future claims made under representations and warranties provided by the Company on loans previously sold to third parties by GreenPoint’s mortgage origination operation. See also note (5) above.

(10)	In Q2 2008 the Company elected to convert and sell 154,991 shares of MasterCard class B common stock. The Company recognized gains of $44.9 million in non-interest income from this transaction.

(11)	The Q3 2008 TCE ratio reflects the issuance of 15,527,000 shares on September 30, 2008 at $49 per share.

STATISTICS / METRIC DEFINITIONS

(A)	Based on continuing operations. Average equity and return on equity are based on the Company’s stockholders’ equity.

(B)	Risk adjusted margin equals total revenue less net charge-offs as a percentage of average earning assets.

(C)	Efficiency ratio equals non-interest expense less restructuring expense divided by total revenue.

(D)	Tangible assets include managed assets less intangible assets.

(E)	Includes stockholders’ equity and preferred interests less intangible assets and related deferred tax liabilities. Tangible Common Equity on a reported and managed basis is the same.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

	2008	2008	2008	2007	2007
(in thousands)	Q3	Q2	Q1	Q4 (6)	Q3 (6)
Local Banking:
Interest Income	$1,519,217	$1,489,612	$1,575,325	$1,707,377	$1,751,898
Interest Expense	895,481	899,907	1,008,371	1,122,841	1,165,594

Net interest income	$623,736	$589,705	$566,954	$584,536	$586,304
Non-interest income	215,701	192,758	215,469	206,002	232,662
Provision for loan losses	81,052	92,043	60,394	42,665	(58,192)
Other non-interest expenses	622,697	587,211	605,351	589,943	577,309
Income tax provision	47,491	36,123	40,837	54,328	104,353

Net income	$88,197	$67,086	$75,841	$103,602	$195,496

Loans Held for Investment	$44,662,818	$44,270,734	$44,197,085	$43,972,795	$42,233,665
Average Loans Held for Investment	$44,319,475	$44,250,451	$43,887,387	$43,128,767	$41,992,618
Core Deposits (2)	$64,386,336	$63,407,571	$62,811,696	$62,977,637	$62,494,588
Total Deposits	$75,045,812	$74,245,677	$73,387,227	$73,089,284	$72,795,566
Loans Held for Investment Yield	6.25%	6.35%	6.75%	7.02%	7.13%
Net Interest Margin—Loans (3)	1.98%	1.99%	1.92%	1.87%	1.79%
Net Interest Margin—Deposits (4)	2.18%	2.04%	1.93%	2.05%	2.09%
Efficiency Ratio (5)	74.18%	75.05%	77.37%	74.63%	70.49%
Net charge-off rate	0.46%	0.34%	0.31%	0.29%	0.20%
Non Performing Loans	$430,211	$359,017	$249,055	$178,385	$112,794
Foreclosed Assets	41,290	29,607	24,790	14,058	14,083

Non Performing Assets (9)	$471,501	$388,624	$273,845	$192,443	$126,877
Non Performing Loans as a % of Loans Held for Investment	0.96%	0.81%	0.56%	0.41%	0.27%
Non Performing Asset Rate (9)	1.05%	0.88%	0.62%	0.44%	0.30%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.62%	5.31%	5.52%	5.47%	5.50%
Number of Active ATMs	1,310	1,303	1,297	1,288	1,282
Number of Locations	739	740	745	742	732

National Lending (8):
Interest Income	$3,251,446	$3,181,773	$3,530,017	$3,670,404	$3,504,019
Interest Expense	1,019,911	1,014,244	1,121,434	1,231,978	1,228,280

Net interest income	$2,231,535	$2,167,529	$2,408,583	$2,438,426	$2,275,739
Non-interest income	1,195,622	1,164,810	1,226,114	1,370,655	1,274,688
Provision for loan losses	1,678,513	1,470,642	1,677,220	1,777,327	1,195,995
Other non-interest expenses	1,176,396	1,236,567	1,279,171	1,361,709	1,333,688
Income tax provision	200,626	217,496	236,203	229,084	350,277

Net income	$371,622	$407,634	$442,103	$440,961	$670,467

Loans Held for Investment	$101,922,850	$102,201,802	$103,003,402	$106,508,443	$102,556,271
Average Loans Held for Investment	$102,142,752	$102,629,246	$104,973,633	$104,321,485	$101,805,584
Core Deposits (2)	$2,171	$1,954	$2,171	$1,599	$470
Total Deposits	$1,650,507	$1,644,241	$1,774,690	$2,050,861	$2,295,131
Loans Held for Investment Yield	12.73%	12.40%	13.45%	14.07%	13.77%
Net Interest Margin	8.74%	8.45%	9.18%	9.35%	8.94%
Revenue Margin	13.42%	12.99%	13.85%	14.61%	13.95%
Risk Adjusted Margin	7.57%	7.31%	8.51%	9.88%	9.99%
Non-Interest Expenses as a % of Average Loans Held for Investment	4.61%	4.82%	4.87%	5.22%	5.24%
Efficiency Ratio (5)	34.33%	37.11%	35.19%	35.75%	37.56%
Net charge-off rate	5.85%	5.67%	5.34%	4.73%	3.96%
Delinquency Rate (30+ days)	5.43%	4.87%	4.73%	5.17%	4.70%
Number of Loan Accounts (000s)	45,314	45,812	48,065	48,537	48,473

Other:
Net interest income	$34,060	$30,761	$1,313	$(22,449)	$(58,605)
Non-interest income	(85,764)	(55,594)	165,102	(10,425)	10,639
Provision for loan losses	45,705	6,342	56,598	120,376	5,022
Restructuring expenses	15,345	13,560	52,759	27,809	19,354
Other non-interest expenses	(4,230)	(17,737)	(115,004)	155,746	3,870
Income tax provision (benefit)	(34,494)	(14,776)	57,451	(113,854)	(26,620)

Net income (loss)	$(74,030)	$(12,222)	$114,611	$(222,951)	$(49,592)

Loans Held for Investment	$760,078	$774,724	$836,041	$881,179	$(21,375)
Core Deposits (2)	$20,800,890	$14,800,701	$10,729,004	$6,107,779	$6,373,515
Total Deposits	$22,216,655	$16,517,143	$12,533,025	$7,621,031	$8,034,332

Total:
Interest Income	$4,346,262	$4,270,572	$4,628,257	$4,863,246	$4,646,431
Interest Expense	1,456,931	1,482,577	1,651,407	1,862,733	1,842,993

Net interest income	$2,889,331	$2,787,995	$2,976,850	$3,000,513	$2,803,438
Non-interest income	1,325,559	1,301,974	1,606,685	1,566,232	1,517,989
Provision for loan losses	1,805,270	1,569,027	1,794,212	1,940,368	1,142,825
Restructuring expenses	15,345	13,560	52,759	27,809	19,354
Other non-interest expenses	1,794,863	1,806,041	1,769,518	2,107,398	1,914,867
Income tax provision	213,623	238,843	334,491	169,558	428,010

Net income	$385,789	$462,498	$632,555	$321,612	$816,371

Loans Held for Investment	$147,345,746	$147,247,260	$148,036,528	$151,362,417	$144,768,561
Core Deposits (2)	$85,189,397	$78,210,226	$73,542,871	$69,087,015	$68,868,573
Total Deposits	$98,912,974	$92,407,061	$87,694,942	$82,761,176	$83,125,029

CAPITAL ONE FINANCIAL CORPORATION (COF)

LOCAL BANKING SEGMENT FINANCIAL & STATISTICAL INFORMATION

(in thousands)	2008 Q3	2008 Q2	2008 Q1	2007 Q4	2007 Q3
Loans Held for Investment:

Commercial Lending
Commercial and Multi-Family Real Estate	$13,043,369	$12,948,037	$12,655,900	$12,414,263	$11,961,400
Middle Market	9,768,420	8,923,233	8,695,171	8,288,476	7,544,926
Small Ticket Commercial Real Estate	2,695,570	2,746,931	2,840,594	2,948,402	2,335,012
Specialty Lending	3,634,212	3,693,532	3,546,200	3,396,100	3,019,100

Total Commercial Lending	$29,141,571	$28,311,733	$27,737,865	$27,047,241	$24,860,438

Small Business Lending	$4,580,299	$4,555,432	$4,588,500	$4,612,500	$4,612,400

Consumer Lending
Mortgages	$7,402,290	$7,803,032	$8,214,624	$8,513,216	$8,902,468
Branch Based Home Equity & Other Consumer	3,782,342	3,887,936	3,938,849	4,095,228	4,075,828

Total Consumer Lending	$11,184,632	$11,690,968	$12,153,473	$12,608,444	$12,978,296

Other	$(243,684)	$(287,399)	$(282,753)	$(295,390)	$(217,469)

Total Loans Held for Investment	$44,662,818	$44,270,734	$44,197,085	$43,972,795	$42,233,665

Non Performing Asset Rates(9):

Commercial Lending
Commercial and Multi-Family Real Estate	1.06%	0.87%	0.46%	0.24%	0.08%
Middle Market	0.26%	0.31%	0.42%	0.41%	0.29%
Small Ticket Commercial Real Estate	4.49%	2.74%	1.62%	0.54%	0.27%
Specialty Lending	0.38%	0.25%	0.18%	0.18%	0.19%

Total Commercial Lending	1.03%	0.79%	0.53%	0.32%	0.17%

Small Business Lending	1.14%	1.17%	1.00%	1.06%	0.93%

Consumer Lending
Mortgages	1.41%	1.22%	0.81%	0.54%	0.35%
Branch Based Home Equity & Other Consumer	0.40%	0.39%	0.35%	0.30%	0.25%

Total Consumer Lending	1.07%	0.95%	0.66%	0.46%	0.32%

Total Non Performing Asset Rate	1.05%	0.88%	0.62%	0.44%	0.30%

Net Charge Off Rates:

Commercial Lending
Commercial and Multi-Family Real Estate	0.14%	0.10%	0.02%	0.02%	0.00%
Middle Market	0.15%	0.05%	0.15%	0.12%	(0.04)%
Small Ticket Commercial Real Estate	0.10%	(0.03)%	0.30%	0.21%	0.35%
Specialty Lending	0.26%	0.16%	0.05%	0.15%	0.14%

Total Commercial Lending	0.16%	0.08%	0.09%	0.09%	0.04%

Small Business Lending	1.17%	0.91%	0.97%	0.63%	0.47%

Consumer Lending
Mortgages	0.50%	0.35%	0.11%	0.19%	0.08%
Branch Based Home Equity & Other Consumer	1.01%	1.02%	1.21%	1.04%	0.79%

Total Consumer Lending	0.67%	0.57%	0.46%	0.46%	0.31%

Total Net Charge Off Rate	0.46%	0.34%	0.31%	0.29%	0.20%

CAPITAL ONE FINANCIAL CORPORATION (COF)

NATIONAL LENDING SUBSEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1), (8)

	2008	2008	2008	2007	2007
(in thousands)	Q3	Q2	Q1	Q4 (6)	Q3 (6)
US Card:
Interest Income	$2,240,896	$2,132,284	$2,433,665	$2,548,929	$2,418,890
Interest Expense	624,858	608,655	689,951	780,985	798,493

Net interest income	$1,616,038	$1,523,629	$1,743,714	$1,767,944	$1,620,397
Non-interest income	1,027,918	1,010,177	1,070,831	1,163,795	1,107,801
Provision for loan losses	1,240,580	1,099,453	1,120,025	1,195,469	807,318
Non-interest expenses	872,588	910,619	938,860	976,118	965,351
Income tax provision	185,775	183,307	264,481	261,492	328,702

Net income	$345,013	$340,427	$491,179	$498,660	$626,827

Loans Held for Investment	$69,361,743	$68,059,998	$67,382,004	$69,723,169	$66,687,232
Average Loans Held for Investment	$68,581,983	$67,762,384	$68,544,190	$67,727,632	$66,472,124
Loans Held for Investment Yield	13.07%	12.59%	14.20%	15.05%	14.56%
Net Interest Margin	9.43%	8.99%	10.18%	10.44%	9.75%
Revenue Margin	15.42%	14.96%	16.42%	17.31%	16.42%
Risk Adjusted Margin	9.29%	8.70%	10.58%	12.47%	12.56%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.09%	5.38%	5.48%	5.76%	5.81%
Efficiency Ratio (5)	33.00%	35.94%	33.36%	33.29%	35.38%
Net charge-off rate	6.13%	6.26%	5.85%	4.84%	3.85%
Delinquency Rate (30+ days)	4.20%	3.85%	4.04%	4.28%	3.80%
Purchase Volume (7)	$26,536,070	$26,738,213	$24,543,082	$28,230,725	$26,628,978
Number of Loan Accounts (000s)	37,916	38,415	40,611	41,044	41,081

Auto Finance:
Interest Income	$635,305	$666,499	$690,919	$687,389	$661,471
Interest Expense	265,804	276,911	289,357	300,133	283,949

Net interest income	$369,501	$389,588	$401,562	$387,256	$377,522
Non-interest income	14,607	15,672	16,110	14,888	13,514
Provision for loan losses	244,078	230,614	408,251	429,247	244,537
Non-interest expenses	117,677	123,021	136,169	144,301	152,275
Income tax (benefit) provision	7,824	18,069	(44,362)	(58,963)	(1,987)

Net (loss) income	$14,529	$33,556	$(82,386)	$(112,441)	$(3,789)

Loans Held for Investment	$22,306,394	$23,401,160	$24,633,665	$25,128,352	$24,335,242
Average Loans Held for Investment	$22,857,540	$24,098,881	$25,047,501	$24,920,380	$24,170,047
Loans Held for Investment Yield	11.12%	11.06%	11.03%	11.03%	10.95%
Net Interest Margin	6.47%	6.47%	6.41%	6.22%	6.25%
Revenue Margin	6.72%	6.73%	6.67%	6.45%	6.47%
Risk Adjusted Margin	1.73%	2.88%	2.69%	2.46%	2.91%
Non-Interest Expenses as a % of Average Loans Held for Investment	2.06%	2.04%	2.17%	2.32%	2.52%
Efficiency Ratio (5)	30.64%	30.36%	32.60%	35.88%	38.94%
Net charge-off rate	5.00%	3.84%	3.98%	4.00%	3.56%
Delinquency Rate (30+ days)	9.32%	7.62%	6.42%	7.84%	7.15%
Auto Loan Originations	$1,444,291	$1,513,686	$2,440,227	$3,623,491	$3,248,747
Number of Loan Accounts (000s)	1,665	1,710	1,763	1,771	1,731

International:
Interest Income	$375,245	$382,990	$405,433	$434,086	$423,658
Interest Expense	129,249	128,678	142,126	150,860	145,838

Net interest income	$245,996	$254,312	$263,307	$283,226	$277,820
Non-interest income	153,097	138,961	139,173	191,972	153,373
Provision for loan losses	193,855	140,575	148,944	152,611	144,140
Non-interest expenses	186,131	202,927	204,142	241,290	216,062
Income tax provision	7,027	16,120	16,084	26,555	23,562

Net income	$12,080	$33,651	$33,310	$54,742	$47,429

Loans Held for Investment	$10,254,713	$10,740,644	$10,987,733	$11,656,922	$11,533,797
Average Loans Held for Investment	$10,703,229	$10,767,981	$11,381,942	$11,673,473	$11,163,413
Loans Held for Investment Yield	14.02%	14.23%	14.25%	14.87%	15.18%
Net Interest Margin	9.19%	9.45%	9.25%	9.70%	9.95%
Revenue Margin	14.91%	14.61%	14.14%	16.28%	15.45%
Risk Adjusted Margin	9.01%	8.54%	8.84%	10.67%	10.00%
Non-Interest Expenses as a % of Average Loans Held for Investment	6.96%	7.54%	7.17%	8.27%	7.74%
Efficiency Ratio (5)	46.64%	51.60%	50.72%	50.78%	50.11%
Net charge-off rate	5.90%	6.07%	5.30%	5.61%	5.45%
Delinquency Rate (30+ days)	5.24%	5.35%	5.12%	4.79%	4.69%
Purchase Volume (7)	$2,857,975	$2,879,223	$2,716,060	$2,966,350	$2,369,696
Number of Loan Accounts (000s)	5,733	5,687	5,691	5,722	5,661

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT AND NATIONAL LENDING SUBSEGMENT

FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS NOTES

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures.” In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented. The results of GreenPoint’s mortgage servicing business are reported in continuing operations for all periods presented. Effective Q4 2007, GreenPoint’s held for investment commercial and consumer loan portfolio results are included in continuing operations.

(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.

(3)	Net Interest Margin—Loans equals net interest income earned on loans divided by average managed loans.

(4)	Net Interest Margin—Deposits equals net interest income earned on deposits divided by average deposits.

(5)	Efficiency Ratio equals non-interest expenses divided by total managed revenue.

(6)	Certain prior period amounts have been reclassified to conform with current period presentation.

(7)	Includes all purchase transactions net of returns and excludes cash advance transactions.

(8)	In Q1 2008 the Company reorganized its National Lending subsegments from U.S. Card, Auto Finance and Global Financial Services to U.S. Card and Other National Lending. The U.S. Card subsegment contains the results of the Company’s domestic credit card business, small business lending and the installment loan business. The Other National Lending subsegment contains the results of the Company’s auto finance business and the Company’s international lending businesses. Components of the Other National Lending subsegment are separately disclosed. Segment and subsegment results have been restated for all periods presented.

(9)	Non performing assets is comprised of non performing loans and forclosed assets. The non performing asset rate equals non performing assets divided by the sum of loans held for investment plus foreclosed assets.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended September 30, 2008

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments (1)	Total Managed (2)
Income Statement Measures (3)
Net interest income	$1,806,645	$1,082,685	$2,889,330
Non-interest income	1,696,891	(371,332)	1,325,559

Total revenue	3,503,536	711,353	4,214,889
Provision for loan and lease losses	1,093,917	711,353	1,805,270
Net charge-offs	$872,077	$711,353	$1,583,430

Balance Sheet Measures
Loans held for investment	$97,965,351	$49,380,395	$147,345,746
Total assets	$154,803,113	$48,668,878	$203,471,991
Average loans held for investment	$98,778,393	$48,469,005	$147,247,398
Average earning assets	$133,314,755	$46,475,814	$179,790,569
Average total assets	$156,997,954	$47,735,935	$204,733,889
Delinquencies	$3,768,339	$2,106,140	$5,874,479

(1)	Income statement adjustments reclassify the net of finance charges of $1,369.0 million, past-due fees of $240.8 million, other interest income of $(35.3) million and interest expense of $491.8 million; and net charge-offs of $711.4 million from non-interest income to net interest income and provision for loan and lease losses, respectively.

(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

(3)	Based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of Sept 30 2008	As of June 30 2008	As of Sept 30 2007
Assets:
Cash and due from banks	$3,511,558	$2,280,244	$1,819,121
Federal funds sold and resale agreements	1,435,521	1,526,799	1,922,735
Interest-bearing deposits at other banks	673,662	717,572	703,805

Cash and cash equivalents	5,620,741	4,524,615	4,445,661
Securities available for sale	26,969,471	25,028,853	19,959,247
Mortgage loans held for sale	98,900	111,824	1,454,457
Loans held for investment	97,965,351	97,065,238	95,405,217
Less: Allowance for loan and lease losses	(3,519,610)	(3,311,003)	(2,320,000)

Net loans held for investment	94,445,741	93,754,235	93,085,217
Accounts receivable from securitizations	4,980,823	5,301,906	6,905,859
Premises and equipment, net	2,305,286	2,321,487	2,268,034
Interest receivable	750,717	778,595	793,693
Goodwill	12,815,642	12,826,738	12,952,838
Other	6,815,792	6,466,018	5,289,829

Total assets	$154,803,113	$151,114,271	$147,154,835

Liabilities:
Non-interest-bearing deposits	$10,665,286	$10,752,059	$10,840,189
Interest-bearing deposits	88,247,688	81,655,001	72,284,840
Senior and subordinated notes	8,278,856	8,506,339	10,784,182
Other borrowings	15,962,072	19,302,185	22,940,304
Interest payable	508,091	621,489	552,674
Other	5,529,580	5,355,733	4,965,794

Total liabilities	129,191,573	126,192,806	122,367,983

Stockholders’ Equity:
Common stock	4,383	4,223	4,183
Paid-in capital, net	16,752,078	15,966,810	15,768,525
Retained earnings and cumulative other comprehensive income	12,020,490	12,115,480	11,395,226
Less: Treasury stock, at cost	(3,165,411)	(3,165,048)	(2,381,082)

Total stockholders’ equity	25,611,540	24,921,465	24,786,852

Total liabilities and stockholders’ equity	$154,803,113	$151,114,271	$147,154,835

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Nine Months Ended
	Sept 30 2008	June 30 2008	Sept 30 2007	Sept 30 2008	Sept 30 2007
Interest Income:
Loans held for investment, including past-due fees	$2,347,480	$2,297,709	$2,381,096	$7,153,582	$6,963,349
Securities available for sale	317,274	281,089	252,550	856,110	694,608
Other	107,042	113,059	133,321	333,486	460,005

Total interest income	2,771,796	2,691,857	2,766,967	8,343,178	8,117,962

Interest Expense:
Deposits	624,319	592,576	740,091	1,827,284	2,220,177
Senior and subordinated notes	96,568	114,797	144,643	352,335	417,250
Other borrowings	244,264	256,728	257,759	817,241	712,937

Total interest expense	965,151	964,101	1,142,493	2,996,860	3,350,364

Net interest income	1,806,645	1,727,756	1,624,474	5,346,318	4,767,598
Provision for loan and lease losses	1,093,917	829,130	595,534	3,002,119	1,342,292

Net interest income after provision for loan and lease losses	712,728	898,626	1,028,940	2,344,199	3,425,306

Non-Interest Income:
Servicing and securitizations	875,718	834,740	1,354,303	2,793,520	3,569,281
Service charges and other customer-related fees	576,762	524,209	522,374	1,675,032	1,484,820
Mortgage servicing and other	39,183	16,552	52,661	90,990	172,476
Interchange	148,076	132,730	103,799	432,708	347,889
Other	57,152	114,085	116,525	383,435	321,417

Total non-interest income	1,696,891	1,622,316	2,149,662	5,375,685	5,895,883

Non-Interest Expense:
Salaries and associate benefits	571,686	578,572	627,358	1,761,538	1,970,433
Marketing	267,372	288,100	332,693	853,265	989,654
Communications and data processing	176,720	195,102	194,551	559,065	569,405
Supplies and equipment	126,781	131,937	134,639	389,649	384,971
Occupancy	96,483	80,137	77,597	264,700	230,835
Restructuring expense	15,306	13,560	19,354	81,625	110,428
Other	555,858	532,193	548,029	1,542,242	1,687,077

Total non-interest expense	1,810,206	1,819,601	1,934,221	5,452,084	5,942,803

Income from continuing operations before income taxes	599,413	701,341	1,244,381	2,267,800	3,378,386
Income taxes	213,624	238,843	428,010	786,958	1,108,279

Income from continuing operations, net of tax	385,789	462,498	816,371	1,480,842	2,270,107
Loss from discontinued operations, net of tax (1)	(11,650)	(9,593)	(898,029)	(105,294)	(926,343)

Net income	$374,139	$452,905	$(81,658)	$1,375,548	$1,343,764

Basic earnings per share
Income from continuing operations	$1.03	$1.24	$2.11	$3.98	$5.74
Loss from discontinued operations	(0.03)	(0.03)	(2.32)	(0.28)	(2.34)

Net income	$1.00	$1.21	$(0.21)	$3.70	$3.40

Diluted earnings per share
Income from continuing operations	$1.03	$1.24	$2.09	$3.96	$5.66
Loss from discontinued operations	(0.03)	(0.03)	(2.30)	(0.28)	(2.31)

Net income	$1.00	$1.21	$(0.21)	$3.68	$3.35

Dividends paid per share	$0.375	$0.375	$0.03	$1.125	$0.08

(1)	In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (1)

(dollars in thousands)(unaudited)

Reported	Quarter Ended 9/30/08			Quarter Ended 6/30/08 (2)			Quarter Ended 9/30/07 (2)
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$98,778,393	$2,347,480	9.51%	$97,949,572	$2,297,709	9.38%	91,744,846	2,381,096	10.38%
Securities available for sale	25,780,669	317,274	4.92%	24,165,577	281,089	4.65%	20,041,177	252,550	5.04%
Other	8,717,921	107,042	4.91%	9,513,873	113,059	4.75%	6,568,358	133,321	8.12%

Total earning assets	$133,276,983	$2,771,796	8.32%	$131,629,022	$2,691,857	8.18%	$118,354,381	$2,766,967	9.35%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$9,292,819	$30,263	1.30%	$8,769,608	$24,802	1.13%	$9,192,861	$59,275	2.58%
Money market deposit accounts	26,914,607	187,740	2.79%	24,881,125	165,871	2.67%	24,046,304	269,628	4.49%
Savings accounts	7,759,024	16,243	0.84%	8,191,586	19,521	0.95%	8,345,638	37,474	1.80%
Other consumer time deposits	26,733,531	262,101	3.92%	22,676,841	243,921	4.30%	17,203,453	194,256	4.52%
Public fund CD’s of $100,000 or more	1,305,438	8,233	2.52%	1,476,155	10,313	2.79%	1,884,767	23,092	4.90%
CD’s of $100,000 or more	9,084,740	89,192	3.93%	9,124,586	98,516	4.32%	8,673,860	103,296	4.76%
Foreign time deposits	3,564,449	30,547	3.43%	3,555,189	29,632	3.33%	3,991,056	53,070	5.32%

Total interest-bearing deposits	$84,654,608	$624,319	2.95%	$78,675,090	$592,576	3.01%	$73,337,939	$740,091	4.04%
Senior and subordinated notes	8,282,536	96,568	4.66%	9,125,017	114,797	5.03%	9,811,821	144,643	5.90%
Other borrowings	22,368,976	244,264	4.37%	24,851,821	256,728	4.13%	19,110,111	257,759	5.40%

Total interest-bearing liabilities	$115,306,120	$965,151	3.35%	$112,651,928	$964,101	3.42%	$102,259,871	$1,142,493	4.47%

Net interest spread			4.97%			4.76%			4.88%

Interest income to average earning assets			8.32%			8.18%			9.35%
Interest expense to average earning assets			2.90%			2.93%			3.86%

Net interest margin			5.42%			5.25%			5.49%

(1)	Average balances, income and expenses, yields and rates are based on continuing operations.

(2)	Certain prior period amounts have been reclassified to conform with current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (2)

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 9/30/08			Quarter Ended 6/30/08 (3)			Quarter Ended 9/30/07 (3)
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$147,247,398	$3,974,375	10.80%	$147,715,693	$3,929,069	10.64%	$143,781,268	$4,324,272	12.03%
Securities available for sale	25,780,669	317,274	4.92%	24,165,577	281,089	4.65%	20,041,177	252,550	5.04%
Other	6,724,730	54,612	3.25%	7,539,256	60,414	3.21%	4,415,978	69,610	6.31%

Total earning assets	$179,752,797	$4,346,261	9.67%	$179,420,526	$4,270,572	9.52%	$168,238,423	$4,646,432	11.05%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$9,292,819	$30,263	1.30%	$8,769,608	$24,802	1.13%	$9,192,861	$59,275	2.58%
Money market deposit accounts	26,914,607	187,740	2.79%	24,881,125	165,871	2.67%	24,046,304	$269,628	4.49%
Savings accounts	7,759,024	16,243	0.84%	8,191,586	19,521	0.95%	8,345,638	$37,474	1.80%
Other consumer time deposits	26,733,531	262,101	3.92%	22,676,841	243,921	4.30%	17,203,453	$194,256	4.52%
Public fund CD’s of $100,000 or more	1,305,438	8,233	2.52%	1,476,155	10,313	2.79%	1,884,767	$23,092	4.90%
CD’s of $100,000 or more	9,084,740	89,192	3.93%	9,124,586	98,516	4.32%	8,673,860	$103,296	4.76%
Foreign time deposits	3,564,449	30,547	3.43%	3,555,189	29,632	3.33%	3,991,056	$53,070	5.32%

Total interest-bearing deposits	$84,654,608	$624,319	2.95%	$78,675,090	$592,576	3.01%	$73,337,939	$740,091	4.04%
Senior and subordinated notes	8,282,536	96,568	4.66%	9,125,017	114,797	5.03%	9,811,821	$144,643	5.90%
Other borrowings	22,368,976	244,264	4.37%	24,851,821	256,728	4.13%	19,110,111	$257,759	5.40%
Securitization liability	48,069,177	491,780	4.09%	49,317,336	518,477	4.21%	51,320,446	$700,501	5.46%

Total interest-bearing liabilities	$163,375,297	$1,456,931	3.57%	$161,969,264	$1,482,578	3.66%	$153,580,317	$1,842,994	4.80%

Net interest spread			6.10%			5.86%			6.25%

Interest income to average earning assets			9.67%			9.52%			11.05%
Interest expense to average earning assets			3.24%			3.30%			4.38%

Net interest margin			6.43%			6.22%			6.67%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

(2)	Average balances, income and expenses, yields and rates are based on continuing operations.

(3)	Certain prior period amounts have been reclassified to conform with current period presentation.

			Press Release

Contacts:
Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Tatiana Stead	Julie Rakes
703.720.2455	703.720.2455	703.720.2352	804.284.5800

FOR IMMEDIATE RELEASE: October 16, 2008

Capital One Reports Third Quarter Earnings per Share (diluted) of $1.00

Total deposits increase $6.5 billion to $98.9 billion

Credit performance in line with expectations

McLean, Va. (October 16, 2008) – Capital One Financial Corporation (NYSE: COF) today announced earnings for the third quarter of 2008 of $374.1 million, or $1.00 per share (diluted). Earnings from continuing operations in the third quarter of 2008 were $385.8 million, or $1.03 per share. In the third quarter of 2007, the company reported a net loss of $81.6 million, or $.21 per share (diluted), and earnings from continuing operations of $816.4 million, or $2.09 per share (diluted). Earnings per share from continuing operations in the third quarter of 2008 were down $1.06 from the year ago quarter, driven primarily by higher provision expense, and down $0.21 from the second quarter of 2008 with higher revenues and lower non-interest expense being offset by higher provision expense.

Earnings from continuing operations exclude the loss from discontinued operations related to the shutdown of GreenPoint Mortgage in August 2007.

HIGHLIGHTS

•	Credit performance in the third quarter was largely in line with prior expectations and reflects both normal seasonal trends and continued pressure from the weakening economy.

o	The managed charge-off rate for the company increased 15 basis points to 4.30 percent from the second quarter of 2008. The managed delinquency rate increased in the third quarter by 35 basis points from the second quarter of 2008 to 3.99 percent.

o	As expected, the company built its allowance for loan losses in the third quarter by $208.6 million. At $3.5 billion, this is consistent with an outlook for $7.2 billion in managed charge-offs through the end of the third quarter of 2009.

•	Balance sheet and diversified funding remain sources of strength in a volatile market

o	The company issued approximately $750 million in common stock during the quarter. Coupled with continued capital generation from its businesses, the company’s tangible common equity to tangible managed assets ratio (TCE) increased to 6.47 percent, above the high end of the company’s target range of 5.5 to 6.0 percent.

o	At the end of the third quarter, the company had readily available and committed liquidity of $32.0 billion.
o	Total ending deposits increased $6.5 billion to $98.9 billion. The cost of deposits declined six basis points in the quarter.

“Against the backdrop of increasing economic headwinds and unprecedented change in the financial services landscape, Capital One continues to deliver profits and generate capital, said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “But we are not complacent. Based on what we’re seeing in the world around us, we are significantly increasing the intensity of our efforts to aggressively manage the company for the benefit of investors and customers through the current downturn.”

Total Company Results

•	Managed loans held for investment of $147.3 billion were essentially even with the second quarter of 2008, and increased from the year ago quarter by $2.6 billion, or 1.8 percent.

•	Total revenue increased $124.9 million, or 3.1 percent, compared to the second quarter of 2008, but declined $106.5 million, or 2.5 percent, relative to the third quarter of 2007.

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Managed revenue margin of 9.38 percent in the third quarter of 2008 was up 26 basis points compared to 9.12 percent in the second quarter of 2008, but down 89 basis points from 10.27 percent in the third quarter of 2007.

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Managed provision expense was $1.8 billion. The company added $208.6 million to its allowance in the third quarter of 2008. At $3.5 billion, this is consistent with an outlook for $7.2 billion in managed charge-offs through the third quarter of 2009.

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Total deposits were $98.9 billion at September 30, 2008, an increase of $6.5 billion, or 7.0 percent, relative to June 30, 2008 and an increase of $15.8 billion, or 19.0 percent relative to September 30, 2007.

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Operating expenses increased $9.6 million relative to the second quarter of 2008. The managed efficiency ratio for the third quarter of 2008 was 42.6 percent, down from 44.2 percent in the second quarter of 2008. The company expects full year operating expenses to be around $6.2 billion. It also expects its operating efficiency ratio to be in the mid-forty percent range or lower for the full year 2008, with seasonally higher expenses in the fourth quarter.

“Given the volatility and strains in the financial system and global economy, we are more committed than ever to supporting our business with a rock solid balance sheet through the recession,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “Our capital ratios are comfortably above our targets and our readily available liquidity is more than four times our debt refinancing needs for the next year, positioning us not only to navigate this storm but also to capitalize on financially attractive opportunities when they arise.”

Segment Results

Local Banking Segment highlights

The Local Banking segment delivered solid and steady results in the third quarter. Higher revenues and lower provision expense drove the growth in profits relative to the second quarter of 2008. Deposits grew in the quarter and deposit pricing and margins improved. Charge-offs and non-performing loans increased modestly in the third quarter, consistent with the continuing deterioration in the economy. Despite these increases, the credit quality and trends in the Local Banking loan portfolio continue to outperform competitors nationally and in the banking footprint. The company expects loans to remain basically flat for the remainder of 2008, while it expects further growth in deposits.

•	Net income of $88.2 million increased $21.1 million, or 31.5 percent, from $67.1 million in the second quarter of 2008.
•	Loans held for investment of $44.7 billion were up slightly relative to the second quarter of 2008.
•	Local Banking deposits increased $800.1 million from the second quarter of 2008 to $75.0 billion.
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The net charge-off rate of 46 basis points increased from 34 basis points in the second quarter of 2008, while non-performing loans as a percent of loans held for investment of 96 basis points increased from 81 basis points in the second quarter of 2008.

National Lending Segment

The National Lending segment contains the results of the company’s U.S. Card, Auto Finance and International lending businesses.

•	Net income for the National Lending segment was down $36.0 million, or 8.8 percent, compared to the second quarter of 2008, and $298.8 million, or 44.6 percent, relative to the third quarter of 2007.
•	The managed charge-off rate for the National Lending segment increased 18 basis points to 5.85 percent in the third quarter of 2008 from 5.67 percent in the second quarter of 2008.
•	The delinquency rate of 5.43 percent in the third quarter of 2008 for the National Lending segment increased 56 basis points from 4.87 percent as of June 30, 2008.

U.S. Card highlights

U.S. Card results in the third quarter reflect the company’s continued actions to navigate ongoing economic and cyclical headwinds. The business remains cautious on loan growth and continues to focus its marketing and originations on the parts of the U.S. Card market that the company believes provide the best combination of risk-adjusted returns and losses. Credit performance in the quarter was largely in line with expectations. The U.S. Card business remains well positioned to successfully navigate near-term challenges and to deliver solid results through the economic cycle.

•	U.S. Card reported net income of $345.0 million, a 1.3 percent increase relative to the second quarter of 2008 but a 45.0 percent decrease relative to the third quarter of 2007.
•	Total revenues increased $110.2 million, or 4.3 percent, compared to the second quarter of 2008, but decreased $84.2 million, or 3.1 percent, relative to the prior year’s same quarter.
•	Non-interest expenses declined 4.2 percent over the previous quarter and 9.6 percent relative to the third quarter of 2007.
•	Managed loans increased from the second quarter of 2008 by 1.9 percent, or $1.3 billion, to $69.4 billion at September 30, 2008, and increased 4.0 percent from the year ago quarter.
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Charge-offs declined in the third quarter of 2008 to 6.13 percent from 6.26 percent in the second quarter of 2008, but increased from 3.85 percent in the third quarter of 2007. The company expects the charge-off rate to rise to around seven percent for the fourth quarter, and to the mid-seven percent range for the first quarter of 2009. Delinquencies increased in the third quarter of 2008 to 4.20 percent from 3.85 percent in the previous quarter and from 3.80 percent in the year ago quarter.

Auto Finance highlights

Auto Finance results in the quarter were driven by solid and stable revenue margin and operating efficiency, as well as a lower provision for loan losses as the overall portfolio continues to shrink as a result of the aggressive steps taken by the business to retrench and reposition the business at the beginning of 2008. Credit metrics in the short term will continue to be impacted by seasonality, the seasoning of earlier vintages and broader cyclical economic challenges.

•	Auto Finance posted net income of $14.5 million in the third quarter, compared to $33.6 million last quarter, and a loss of $3.8 million in the third quarter of 2007.
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Net charge-offs of 5.00 percent increased 116 basis points from 3.84 percent in the second quarter of 2008, while delinquencies increased 170 basis points from 7.62 percent in the second quarter of 2008 to 9.32 percent.

•	Originations in the third quarter of $1.4 billion were down 55.5 percent, or $1.8 billion, compared to the third quarter of 2007.
•	Managed loans of $22.3 billion as of September 30, 2008 were down 4.7 percent relative to the second quarter of 2008 and down 8.3 percent from the third quarter of 2007.

International highlights

The International businesses posted $12.1 million in net income in the third quarter, a decline from both the second quarter of 2008 and the prior year quarter. The main driver of the decline in profitability was an increase in allowance in light of growing economic weakness in the UK. The company remains cautious on the UK business and continues to shrink the portfolio. The Canadian credit card business continues to perform well, with stable credit performance and solid returns.

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International’s net income of $12.1 million declined $21.6 million compared to $33.7 million in the second quarter of 2008, and declined $35.3 million compared to $47.4 million from the third quarter of 2007.

•	Charge-offs of 5.90 percent decreased 17 basis points from 6.07 percent in the second quarter of 2008, but increased 45 basis points from 5.45 percent in the third quarter of 2007.
•	Delinquencies decreased 11 basis points to 5.24 percent from 5.35 percent in the second quarter of 2008 but increased 55 basis points from 4.69 percent in the third quarter of 2007.
•	Managed loans of $10.3 billion as of September 30, 2008 were down 4.5 percent relative to the second quarter of 2008 and down 11.1 percent from the third quarter of 2007.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and in its Form 8-K dated October 16, 2008, for loan and deposit growth, the projected charge-off rate in the U.S. Card subsegment for the fourth quarter of 2008 and the first quarter of 2009, estimated loss levels for the 12 months ending September 30, 2009 underlying the provision expense in the third quarter of 2008, credit performance and trends, operating expense and operating efficiency ratios for the full year 2008, dividends, including future financial and operating results, and the company’s plans, objectives, expectations, and intentions, are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the UK, or the company’s local markets, including conditions affecting interest rates and consumer income and confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs and deposit activity; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; the risk that the benefits of the company’s cost savings initiative may not be fully realized; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products or financial condition; financial, legal, regulatory, tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s reports on Form 10-K for the fiscal year ended December 31, 2007, reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, and report on Form 8-K filed September 24, 2008.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries collectively had $98.9 billion in deposits and $147.3 billion in managed loans outstanding as of September 30, 2008. Headquartered in McLean, VA, Capital One has 739 locations primarily in New York, New Jersey, Texas, and Louisiana. It is a diversified bank whose principal subsidiaries, Capital One, N.A. and Capital One Bank (USA), N. A., offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

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NOTE: Third quarter 2008 financial results, SEC Filings, and second quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a podcast and webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.